(dollar amounts in thousands except per share amounts)


                                                                Three Months Ended                    Six Months Ended
                                                         --------------------------------    ----------------------------------
                                                            June 30,          June 30,             June 30,         June 30,
                                                              1999              1998                 1999             1998
-------------------------------------------------------------------------------------------------------------------------------
Basic income per common share computation:
   Income available to common shareholders
      from continuing operations                         $      25,961      $      24,124      $      50,189      $      46,221
                                                         -------------      -------------      -------------      -------------
   Income available to common shareholders
       from discontinued operations                      $           -      $      12,634      $           -      $      23,113
                                                         -------------      -------------      -------------      -------------
   Average common shares outstanding                            96,152            110,576             96,221            107,922
                                                         =============      =============      =============      =============
   Basic income per common share from
      continuing operations                              $        0.27      $        0.22      $        0.52      $        0.43
                                                         =============      =============      =============      =============
   Basic income per common share from
      discontinued operations                            $           -      $        0.11      $           -      $        0.21
                                                         =============      =============      =============      =============
  Basic net income per common share                      $        0.27      $        0.33      $        0.52      $        0.64
                                                         =============      =============      =============      =============

Diluted income per common share computation:

   Income available to common shareholders
      from continuing operations                         $      25,961      $      24,124      $      50,189      $      46,221
   Interest paid on convertible debt, net of
      tax benefit                                                    -                928                  -              1,856
                                                         -------------      -------------      -------------      -------------
   Income available to common shareholders and
      assumed conversions from continuing
      operations                                         $      25,961      $      25,052      $      50,189      $      48,077
                                                         -------------      -------------      -------------      -------------

   Average common shares outstanding                            96,152            110,576             96,221            107,922
   Incremental shares from assumed conversions:
      Convertible debt                                               -              7,599                 -               7,599
      Stock options                                                501              3,710                567              3,923
                                                         -------------      -------------      -------------      -------------
Diluted average common shares outstanding                       96,653            121,885             96,788            119,444
                                                         =============      =============      =============      =============
Diluted income per common share from
   continuing operations                                $         0.27      $        0.21      $        0.52      $        0.40
                                                        ==============      =============      =============      =============
Diluted income per common share from
   discontinued operations                              $            -      $        0.10      $           -      $        0.19
                                                        ==============      =============      =============      =============
Diluted net income per common share                     $         0.27      $        0.31      $        0.52      $        0.59
                                                        ==============      =============      =============      =============